Exhibit 99.1

Air Transport Services Group Announces New Long-Term Aircraft and Operating Agreements with DHL

WILMINGTON, Ohio—March 30, 2010—Air Transport Services Group, Inc. (NASDAQ: ATSG - News), today announced the execution of new long-term agreements under which the subsidiaries of ATSG will continue providing aircraft and operating support to the U.S. portion of DHL’s international logistics network.

The principal operating agreements are:

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A new five-year Air Transportation Services Agreement between its subsidiary, ABX Air, and DHL, which specifies the terms under which ABX will continue providing 767 aircraft operating support to the U.S. portion of DHL’s international logistics network on a primarily fixed-price, rather than cost-plus basis. The agreement covers Crew, aircraft Maintenance and Insurance (CMI) services necessary to initially operate thirteen scheduled Boeing 767 aircraft in DHL’s domestic cargo network through March 2015, with an option for the parties to extend the agreement through March 2020.

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Seven-year lease agreements between DHL and Cargo Aircraft Management (CAM), ATSG’s aircraft leasing subsidiary, covering thirteen Boeing 767 freighter aircraft, including four aircraft on which DHL held an option to lease under an agreement struck in June 2009. Seven of the thirteen leases are anticipated to become effective in April 2010, with all thirteen targeted to be in place by April 2011, predicated on the conversion schedule for standard 767 freighter door modifications currently underway. ABX Air will provide interim 767 freighter aircraft under similar economic terms as required by DHL until such time as all freighter door modifications are completed.

ABX Air and DHL also entered into an agreement terminating their current ACMI Agreement, which had been in place since August 15, 2003, and was set to expire August 15, 2010. The termination agreement covers the settlement and release of all residual liabilities and commitments related to the ACMI Agreement and former Hub and Line-haul Services Agreement, as well as the Severance and Retention Agreement between the parties.

Key features of these agreements, as well as other significant items agreed between the parties, are summarized below.

CMI Agreement:

•	Five year CMI agreement beginning March 31, 2010 with a two year extension right at DHL’s sole option and up to a five-year extension option subject to mutual agreement

•	Provides for ABX Air to be the exclusive operator for up to thirteen Boeing 767-200 series aircraft operated in DHL’s U.S. domestic air network

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Firm pricing for 2010 with confirmed annual escalations through 2012; escalations beyond 2012 based on the consumer price index; flight crew costs escalated based on provisions of ABX Air’s labor agreement with its pilots’ union

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Significant incentive potential based upon monthly on-time aircraft performance above target levels, as adjusted for controllable delays; similar disincentive potential for service results below target levels

•	Agreed pricing adjustments for flight crew and other costs resulting from an increase or decrease in the number of scheduled aircraft

•	DHL to provide fuel at its expense and will reimburse ABX Air for customary pass-through charges

•	ABX Air to provide spare aircraft support

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Airborne Maintenance & Engineering Services, Inc., an ATSG subsidiary, to provide airframe heavy maintenance services for the thirteen aircraft from its maintenance facility in Wilmington, Ohio, for a minimum of three years

•	Remaining $31.0 million DHL Note to be amortized on a monthly basis so as to be extinguished at the end of the initial five year term, with no cash payment requirement from ABX Air

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Payment by DHL to ABX Air of a material termination fee in the event DHL elects to terminate for convenience (amount reduces during the five year term), with no option to terminate during the first year

•	Payment by ABX Air to DHL of a material termination fee in the event DHL terminates the CMI agreement due to an ABX Air event of default (amount reduces during the five-year term)

•	DHL’s obligations under the CMI are guaranteed by Deutsche Post AG, DHL’s parent

Lease Agreement:

•	Initially, thirteen 767 freighter aircraft, each for a term of seven years; seven commencing on or about April 1, 2010, with the other six anticipated to be in place by April 2011

•	ABX Air to provide interim 767 freighter aircraft to DHL under similar economic terms until such time as modifications for all thirteen aircraft are completed

•	Leases are guaranteed by Deutsche Post AG, DHL’s parent

•	Four of the thirteen leases are for Boeing 767 aircraft for which DHL held lease options pursuant to a June 2009 agreement

•	DHL is responsible for the cost of routine airframe heavy maintenance during the term of the lease

Significant Items Resolved through Termination Agreement:

•	DHL agreed to pay ABX Air $31.1 million in settlement of open DC-9 and Boeing 767 freighter aircraft put values

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Pursuant to a Letter Agreement between ABX Air and DHL signed in March 2009, ABX agreed to pay $15.0 million toward the outstanding DHL Note balance, thereby reducing the remaining balance outstanding to $31.0 million

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DHL agreed to pay ABX Air an additional $11.2 million for reimbursement of accrued vacation paid out to ABX employees adversely impacted by DHL’s restructuring in the United States. ABX Air agreed to seek no additional reimbursement

Joe Hete, ATSG President and CEO, said, “These new agreements clearly evidence the continuing long-term relationship between ABX Air and DHL and address the significant remaining questions relating to the impact of DHL’s U.S. restructuring on ABX Air. Exiting the cost-plus structure of the ACMI Agreement in favor of the CMI Agreement and aircraft leases provides us an opportunity to achieve appropriate market returns for our assets for years forward, and our customer the opportunity to lock in flexibility and excellent service at a predictable price. We are very pleased to continue to support DHL as it provides its customers premium service for their international freight transiting the United States.”

Ken Allen, Chief Executive Officer of DHL Express and member of the Management Board of the world’s largest logistics company, Deutsche Post World Net, added, “We have a high regard for the service capability of ABX Air and the 767 freighter aircraft it operates on our behalf in the U.S. network, and are pleased to continue to partner with them under the new CMI arrangement.”

Hete concluded, “After months of intensive negotiations, the agreements we are announcing today truly reflect a new chapter for ABX Air. These agreements, coupled with the five-year collective bargaining agreement recently executed with its flight crews, position ABX Air to be a major player in the global ACMI market for years to come. Having emerged from the events of the past year with a stronger balance sheet, greater long-term security and diversity of cash flows, and renewed focus on serving our customers, I believe the ATSG family of companies is well positioned to generate attractive returns for its shareholders and excellent service to its customers in 2010 and beyond.”

Conference Call

Air Transport Services Group will host a conference call to review its financial results for 2009 and these agreements with DHL on Thursday, April 1, 2010, at 10:00 a.m. Eastern Daylight Savings time. Participants should dial (888) 713-4215 and international participants should dial (617) 213-4867 ten minutes before the scheduled start of the call and ask for conference ID #23057952.

The call will also be webcast live (listen-only mode) and will include slides that will progress automatically during the call. If you are joining the teleconference and wish to access the slides please go either to the Company’s website at www.atsginc.com, or to earnings.com for individual investors, and www.streetevents.com for institutional investors. A replay of the conference call will be available beginning two hours after the conclusion of the call. It will be available by phone for eight days after the call at (888) 286-8010 (international callers (617) 801-6888); use pass code ID #81854905. The webcast replay will remain available for 30 days.

About ATSG

ATSG is a leading provider of air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. Through five principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides air cargo lift, aircraft leasing, aircraft maintenance services, airport ground services, fuel management, specialized transportation management, and air charter brokerage services. ATSG’s subsidiaries include ABX Air, Inc., Air Transport International, LLC, Capital Cargo International Airlines, Inc., Cargo Aircraft Management, Inc., LGSTX Services, Inc., and Airborne Maintenance and Engineering Services, Inc. For more information, please see www.atsginc.com.

Safe Harbor Statement

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group’s (“ATSG’s”) actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, the timely completion of 767 freighter modifications as anticipated under the new agreements with DHL, ABX Air’s ability to maintain on-time service under the CMI Agreement, and other factors that are contained from time to time in ATSG’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG’s forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact:

ATSG

Quint O. Turner, 937-382-5591

Chief Financial Officer